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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949 of
Microfluidics International Corporation on Form S-8 of our report dated July 30, 1998, (except for Note 12 which date is August 14, 1998), on the combined financial statements of Epworth Manufacturing, Inc. and Morehouse-Cowles, Inc., appearing in this current report on Form 8-K/A of Microfluidics International Corporation.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Boston, Massachusetts
October 27, 1998